FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                (Date of earliest event reported)
                         January 20, 1999



                      US AIRWAYS GROUP, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-5306
      (Registrant's telephone number, including area code)

                (Commission file number: 1-8444)
        (I.R.S. Employer Identification No: 54-1194634)


                         US AIRWAYS, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-7000
      (Registrant's telephone number, including area code)
                (Commission file number: 1-8442)
        (I.R.S. Employer Identification No: 53-0218143)







Item 5. Other Events

     On January 20, 1999, US Airways Group, Inc. (US Airways Group or the "Company") and US Airways, Inc. (US Airways) issued a news release disclosing the results of operations for both companies for the three months and year ended December 31, 1998, and selected operating and financial statistics for US Airways for the same periods (see Exhibit 99 to this report).

     Rakesh Gangwal, Chief Executive Officer and President of both US Airways Group and US Airways, Lawrence M. Nagin, Executive Vice President, Corporate Affairs and General Counsel of both companies, Thomas A. Mutryn, Senior Vice President of Finance and Chief Financial Officer of both companies and N. Bruce Ashby, Senior Vice President of Planning for US Airways, spoke with industry analysts on a conference call following the news release.

     During the call, additional information related to the Company's purchases of its common stock was provided. In 1998, the Company purchased 17.9 million shares for approximately $1.1 billion, including 4.1 million shares for approximately $209.7 million in the fourth quarter. After completing three common stock purchase programs earlier in the year, the Company announced a fourth program for the purchase of $500 million of common stock on November 23, 1998. As of December 31, 1998, the Company had purchased $178.4 million shares under this program.

     Also disclosed during the call, US Airways' capacity (available seat miles or ASMs) is expected to increase approximately 8% for 1999 compared to 1998, composed of an increase of 460% for MetroJet, an increase of 23% for transatlantic service and a decrease of 4% for US Airways' higher-cost mainline operations. This growth is distributed by quarter as follows: in the first quarter of 1999, year-over-year capacity growth will be approximately 4%; in the second quarter, approximately 6.5%; in the third quarter, approximately 10.5% and in the fourth quarter, approximately 10%. In addition, it was stated on the call that there is a real possibility that US Airways' unit revenue (revenue per ASM) for 1999 will decline more than its unit cost (cost per ASM), and that earnings estimates should be considered in that regard. In addition to the delivery of six A319 aircraft in 1998, US Airways expects to take delivery of 33 Airbus aircraft in 1999, including 22 A319 and 11 A320s. The Company plans to retire 24 older aircraft during 1999.

     Certain of the information discussed on the conference call should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking information include: economic conditions, labor costs, aviation fuel costs, competitive pressures on pricing-particularly from lower-cost competitors, weather conditions, government legislation, consumer perceptions of the Company's products, demand for air transportation in the markets in which the Company operates and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits


Designation                      Description
-----------                      -----------

    99        News release dated January 20, 1999 of US Airways
              Group, Inc. and US Airways, Inc.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                               US Airways Group, Inc. (REGISTRANT)

Date: January 21, 1999    By:  /s/ Thomas A. Mutryn
                               ---------------------------------
                               Thomas A. Mutryn
                               Senior Vice President, Finance
                               Chief Financial Officer


                               US Airways, Inc. (REGISTRANT)

Date: January 21, 1999    By:  /s/ Thomas A. Mutryn
                               ---------------------------------
                               Thomas A. Mutryn
                               Senior Vice President, Finance
                               Chief Financial Officer
Exhibit 99

        US AIRWAYS GROUP 1998 NET INCOME IS $538 MILLION

     ARLINGTON, Va. January 20, 1999 - US Airways Group, Inc.
today reported net income of $538 million and operating income of $1.0 billion for 1998 on revenues of $8.7 billion. On a per share basis, the profit for the year was $5.60.

Excluding nonrecurring and unusual items, net income was down 15.8 percent, while the 1998 operating profit increased 20.9 percent over comparable results for 1997. Revenues were up by 2.0 percent. Profit per common share was down by 9.5 percent from 1997, reflecting the company's changed tax status.

     With US Airways' return to profitability, the company's effective tax rate in 1998 was 40.3% compared to 15.8% in 1997.

For 1998, the operating margin, excluding nonrecurring and unusual items, was 11.6 percent, a 1.8 percentage point increase over the prior year, while the net margin of 6.2 percent was 1.3 percentage points lower, again excluding nonrecurring and unusual items and reflecting the changed tax status. The pre-tax margin increased 1.6 percentage points.

     "At the beginning of 1998, we stated that this will be the most important year in the history of the company. During this year a comprehensive, fundamental platform for improved market position was established, and the professionalism and team spirit of our employees are reflected in these results and other accomplishments of 1998," said US Airways President and CEO Rakesh Gangwal.

     "US Airways' journey to excellence made considerable progress in 1998, progress that is reflected in the results we report today. Our employees, and our shareholders, can take pride in the vast improvements that already have occurred, and others that are in the offing for 1999," US Airways Chairman Stephen M. Wolf said.

     Among the year's accomplishments were:

     *  The establishment and substantial growth of MetroJet, US
        Airways' low-cost competitive response.


                             -more-


US AIRWAYS GROUP 1998 NET INCOME IS $538 MILLION
Page Two
January 20, 1999



     * The successful introduction of Airbus A320-family aircraft into the fleet.

     *  The transition to computer technologies of The SABRE
        Group, the largest such computer transition in aviation history and one of the largest accomplished by any company.

     * The addition of new transatlantic routes between Philadelphia and both London and Amsterdam and between Pittsburgh and Paris.

     *  The introduction of regional jet service.

     * The establishment of a marketing relationship with American Airlines.

     * The retirement of $434 million in higher-cost debt and redemption of $358 million in preferred stock which had been converted to common stock, saving $56 million in interest and dividend payments for 1999 and leading to upgrades from ratings agencies.

     * The repurchasing of 17.9 million shares of stock. A fourth stock buyback program was initiated during the fourth quarter of the year.


     For the fourth quarter, US Airways Group's operating income was $178 million and net income was $104 million, or $1.18 per diluted share. Adjusted for $125 million in unusual charges and a tax credit of $467 million in the fourth quarter of 1997, operating income for 1998 fell 8.7 percent and net income 24.6 percent, reflecting the company's changed tax status.

     Unit costs for the year were unchanged. After adjusting for lower fuel costs in 1998, unit costs were up 2.6 percent. For the fourth quarter, unit costs were down by 3.6 percent over the fourth quarter of 1997, or 1.1 percent after adjusting for lower fuel costs. Fourth quarter unit cost results reflect, in part, the growing impact of the airline's lower-cost MetroJet operation.


                             -more-


US AIRWAYS GROUP 1998 NET INCOME IS $538 MILLION
Page Three
January 20, 1999



     Traffic patterns for 1998 reflect the airline's return to growth in the fourth quarter after several years of shrinkage. For full-year 1998, available seat miles declined 2.8 percent and revenue passenger miles 0.9 percent as compared to 1997, while the load factor increased 1.4 percentage points to a company-record 72.7 percent. Passenger unit revenue for the year was
12.38 cents per available seat mile, an increase of 1.5 percent as compared to 1997. The number of revenue passengers declined
1.1 percent to 58.0 million. The cost of aviation fuel per gallon, excluding taxes, was 45.95 cents, down 25.0 percent.

     For the fourth quarter, available seat miles increased 2.9 percent over the fourth quarter of 1997 while revenue passenger miles increased 2.0 percent. The passenger load factor of 69.1 percent was down by 0.6 percentage points. Passenger unit revenue for the quarter was 11.68 cents, a decrease of 5.5 percent as compared to the fourth quarter of 1997. The number of revenue passengers in the quarter increased 0.2 percent to 14.2 million. The cost of aviation fuel per gallon, excluding taxes, was 43.23 cents, down 26.8 percent from the fourth quarter of 1997.

     In 1998, there was only one nonrecurring item, a $3 million rent expense credit related to US Airways' nonoperating BAe-146 aircraft dispositions in the third quarter. In 1997, there were a number of items, however. In the fourth quarter, there were charges totaling $125 million comprised of $115 million for a pilot early retirement program and $10 million for a lease write-down. In addition, there was a $467 million credit for tax benefits the company expected to realize in the future. For the first nine months of 1997, there were charges totaling $120 million associated with various asset write-downs, $7 million for employee severance and a pre-tax gain of $180 million associated with the sales of US Airways' stake in Apollo Travel Services and a portion of US Airways' interest in Galileo.

                              -30-

NUMBER: 3567



                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
        (dollars in millions, except per share amounts)

                                  Three Months Ended December 31,
                                 1998(Note 1)   1997     % Change
                                   ------      ------    --------
Operating Revenues
 Passenger transportation          $1,902      $1,886        0.8
 Cargo and freight                     43          46       (6.5)
 Other                                176         153       15.0
                                    -----       -----
  Total Operating Revenues          2,121       2,085        1.7

Operating Expenses
 Personnel costs                      793         757        4.8
 Early retirement program              --         115     (100.0)
 Aviation fuel                        148         188      (21.3)
 Commissions                          125         134       (6.7)
 Aircraft rent                        111         115       (3.5)
 Other rent and landing fees          109         105        3.8
 Aircraft maintenance                 110         123      (10.6)
 Depreciation and amortization         82          74       10.8
 Other                                465         404       15.1
                                    -----       -----
  Total Operating Expenses          1,943       2,015       (3.6)
                                    -----       -----
  Operating Income                    178          70      154.3

Other Income (Expense)
 Interest income                       24          33      (27.3)
 Interest expense                     (49)        (63)     (22.2)
 Interest capitalized                  11           4      175.0
 Equity in earnings of
  affiliates                           --          --         --
 Gains on sales of
  interests in affiliates              --          --         --
 Other, net                            10          (1)  (1,100.0)
                                    -----       -----
  Other Income (Expense), Net          (4)        (27)     (85.2)
                                    -----       -----
Income Before Taxes                   174          43      304.7

 Provision (Credit) for
  Income Taxes                         70        (436)    (116.1)
                                    -----       -----
Net Income                            104         479      (78.3)

 Preferred Dividend Requirement        --          (8)    (100.0)
                                    -----       -----
Earnings Applicable to
 Common Stockholders               $  104      $  471      (77.9)
                                    =====       =====
Earnings per Common Share
 Basic                             $ 1.20      $ 5.16      (76.7)
 Diluted                           $ 1.18      $ 4.66      (74.7)

Shares Used for Computation (000)
 Basic                             86,430      91,356
 Diluted                           87,987     102,979

Note 1. Results for 1998 include the results of Shuttle, Inc., which was acquired on December 30, 1997.



                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
        (dollars in millions, except per share amounts)

                                 Twelve Months Ended December 31,
                                 1998(Note 1)   1997     % Change
                                   ------      ------    --------
Operating Revenues
 Passenger transportation          $7,826      $7,712        1.5
 Cargo and freight                    168         181       (7.2)
 Other                                694         621       11.8
                                    -----       -----
  Total Operating Revenues          8,688       8,514        2.0

Operating Expenses
 Personnel costs                    3,101       3,064        1.2
 Early retirement program              --         115     (100.0)
 Aviation fuel                        623         805      (22.6)
 Commissions                          519         595      (12.8)
 Aircraft rent                        440         475       (7.4)
 Other rent and landing fees          417         420       (0.7)
 Aircraft maintenance                 448         451       (0.7)
 Depreciation and amortization        318         401      (20.7)
 Other                              1,808       1,604       12.7
                                    -----       -----
  Total Operating Expenses          7,674       7,930       (3.2)
                                    -----       -----
  Operating Income                  1,014         584       73.6

Other Income (Expense)
 Interest income                      111         108        2.8
 Interest expense                    (223)       (256)     (12.9)
 Interest capitalized                   3          13      (76.9)
 Equity in earnings of
  affiliates                            1          30      (96.7)
 Gains on sales of
  interests in affiliates              --         180     (100.0)
 Other, net                            (4)         13     (130.8)
                                    -----       -----
  Other Income (Expense), Net        (112)         88     (227.3)
                                    -----       -----
Income Before Taxes                   902         672       34.2

 Provision (Credit) for
  Income Taxes                        364        (353)    (203.1)
                                    -----       -----
Net Income                            538       1,025      (47.5)

 Preferred Dividend Requirement        (6)        (64)     (90.6)
                                    -----       -----
Earnings Applicable to
 Common Stockholders               $  532      $  961      (44.6)
                                    =====       =====
Earnings per Common Share
 Basic                             $ 5.75      $12.32      (53.3)
 Diluted                           $ 5.60      $ 9.87      (43.3)

Shares Used for Computation (000)
 Basic                             92,413      78,054
 Diluted                           96,211     103,180

Note 1. Results for 1998 include the results of Shuttle, Inc., which was acquired on December 30, 1997.



                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Three Months Ended December 31,
                                1998          1997      % Change
                              ---------     ---------   --------
Operating Revenues
 Passenger transportation    $    1,690    $    1,735       (2.6)
 US Airways Express
  transportation revenues           191           152       25.7
 Cargo and freight                   43            45       (4.4)
 Other                              163           155        5.2
                              ---------     ---------
  Total Operating Revenues        2,087         2,087         --

Operating Expenses
 Personnel costs                    735           714        2.9
 Early retirement program            --           115     (100.0)
 Aviation fuel                      137           177      (22.6)
 Commissions                        113           125       (9.6)
 Aircraft rent                       95           101       (5.9)
 Other rent and landing fees        100           100         --
 Aircraft maintenance                87           108      (19.4)
 Depreciation and amortization       75            70        7.1
 US Airways Express capacity
  purchases                         147           121       21.5
 Other                              427           388       10.1
                              ---------     ---------
  Total Operating Expenses        1,916         2,019       (5.1)
                              ---------     ---------
  Operating Income                  171            68      151.5

Other Income (Expense)
 Interest income                     52            35       48.6
 Interest expense                   (49)          (63)     (22.2)
 Interest capitalized                 6             3      100.0
 Equity in earnings of
  affiliates                         --            --         --
 Gains on sales of interests
  in affiliates                      --            --         --
 Other, net                          10            (1)  (1,100.0)
                              ---------     ---------
  Other Income (Expense), Net        19           (26)    (173.1)
                              ---------     ---------
Income Before Taxes                 190            42      352.4

 Provision (Credit) for
  Income Taxes                       76          (478)    (115.9)
                              ---------     ---------
Net Income                   $      114    $      520      (78.1)
                              =========     =========



                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Twelve Months Ended December 31,
                                1998          1997      % Change
                              ---------     ---------   --------
Operating Revenues
 Passenger transportation    $    7,021    $    7,112       (1.3)
 US Airways Express
  transportation revenues           711           605       17.5
 Cargo and freight                  164           177       (7.3)
 Other                              660           607        8.7
                              ---------     ---------
  Total Operating Revenues        8,556         8,501        0.6

Operating Expenses
 Personnel costs                  2,888         2,897       (0.3)
 Early retirement program            --           115     (100.0)
 Aviation fuel                      575           761      (24.4)
 Commissions                        474           554      (14.4)
 Aircraft rent                      381           416       (8.4)
 Other rent and landing fees        381           402       (5.2)
 Aircraft maintenance               357           387       (7.8)
 Depreciation and amortization      290           385      (24.7)
 US Airways Express capacity
  purchases                         550           486       13.2
 Other                            1,670         1,512       10.4
                              ---------     ---------
  Total Operating Expenses        7,566         7,915       (4.4)
                              ---------     ---------
  Operating Income                  990           586       68.9

Other Income (Expense)
 Interest income                    182           112       62.5
 Interest expense                  (224)         (260)     (13.8)
 Interest capitalized               (10)           12     (183.3)

 Equity in earnings of
  affiliates                          1            30      (96.7)
 Gains on sales of interests
  in affiliates                      --           180     (100.0)
 Other, net                          (3)           13     (123.1)
                              ---------     ---------
  Other Income (Expense), Net       (54)           87     (162.1)
                              ---------     ---------
Income Before Taxes                 936           673       39.1

 Provision (Credit) for
  Income Taxes                      377          (379)    (199.5)
                              ---------     ---------
Net Income                   $      559    $    1,052      (46.9)
                              =========     =========



   US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                 Three Months Ended December 31,
                                    1998       1997    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    14,202     14,178     0.2
Total revenue passenger miles
 (millions)                        10,012      9,818     2.0
Revenue passenger miles
 (millions)*                        9,991      9,786     2.1
Total available seat miles
 (millions)                        14,490     14,082     2.9
Available seat miles(millions)*    14,463     14,040     3.0
Passenger load factor*               69.1%      69.7%   (0.6)pts.
Break-even load factor (Note 2)      63.9%      65.3%   (1.4)pts.
Yield*                              16.91c     17.73c   (4.6)
Passenger revenue per available
 seat mile*                         11.68c     12.36c   (5.5)
Revenue per available seat mile
 (Note 2)                           13.08c     13.74c   (4.8)
Cost per available seat mile
 (Note 2)                           12.20c     12.66c   (3.6)
Average passenger journey (miles)*    703        690     1.9
Average stage length (miles)*         603        588     2.6
Revenue aircraft miles (millions)*    107        105     1.9
Cost of aviation fuel per gallon    48.79c     65.16c  (25.1)
Cost of aviation fuel per gallon
 (excluding fuel taxes)             43.23c     59.08c  (26.8)

Gallons of aviation fuel consumed
 (millions)                           281        272     3.3
Number of aircraft in operating
 fleet at period-end                  376        376      --
Full-time equivalent employees at
 period-end                        38,210     38,533    (0.8)

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways "mainline" operations as well as the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude "nonrecurring items" and the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers.



                       US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                 Twelve Months Ended December 31,
                                    1998       1997    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    57,990     58,659    (1.1)
Total revenue passenger miles
 (millions)                        41,370     41,749    (0.9)
Revenue passenger miles
 (millions)*                       41,253     41,579    (0.8)
Total available seat miles
 (millions)                        56,861     58,500    (2.8)
Available seat miles(millions)*    56,723     58,294    (2.7)
Passenger load factor*               72.7%      71.3%    1.4 pts.
Break-even load factor (Note 2)      65.7%      66.4%   (0.7)pts.
Yield*                              17.02c     17.10c   (0.5)
Passenger revenue per available
 seat mile*                         12.38c     12.20c    1.5
Revenue per available seat mile
 (Note 2)                           13.80c     13.50c    2.2
Cost per available seat mile
 (Note 2)                           12.34c     12.33c    0.1
Average passenger journey (miles)*    711        709     0.3
Average stage length (miles)*         597        591     1.0
Revenue aircraft miles (millions)*    422        435    (3.0)
Cost of aviation fuel per gallon    51.83c     67.43c  (23.1)
Cost of aviation fuel per gallon
 (excluding fuel taxes)             45.95c     61.26c  (25.0)
Gallons of aviation fuel consumed
 (millions)                         1,109      1,129    (1.8)
Number of aircraft in operating
 fleet at period-end                  376        376      --
Full-time equivalent employees at
 period-end                        38,210     38,533    (0.8)

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways "mainline" operations as well as the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude "nonrecurring items" and the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers.